Exhibit 99.1

Save the World Air, Inc. 735 State Street, Suite 500 Santa Barbara, CA 93101 tel. +1(877)USA-STWA fax. +1(805)845-4377 www.stwa.com

Dear STWA Shareholder:

2010 is setting up to be an unprecedented year for Save The World Air, Inc (OTCBB: ZERO). Our company’s patented and patent-pending clean technologies have widespread applications towards reducing fuel consumption and decreasing harmful emissions. We are also continuing to prove our value when it comes to increasing efficiencies in the retrieval and transportation of crude oil. We feel that in the coming year you will begin to see the commercialization of these technologies taking shape as we collaborate with larger organizations in our key markets.

In 2009, we targeted the market for trucking fleets and identified that this could be a multibillion dollar addressable market for a product based on our ELEKTRATM technology, which in our estimation, could reduce fuel costs for diesel engines and deliver a return on investment for our customer in less than six months. We signed an agreement with an East Coast-based firm to assist us in the marketing of this product, whereby they have been and will continue to provide executive level introductions to interested parties. This firm has already identified fleets with an excess of 40,000 trucks and made initial introductions that have resulted in meetings with decision makers who have ultimately indicated interest in our technology. Our estimates are that a fleet size of 40,000 trucks could be a $140,000,000 opportunity; and, that the 2 million trucks in the U.S. alone represent a market greater than $5 billion. This is why we are so committed to developing the ELEKTRA technology and marketing this product.

Another exciting development was the discovery that STWA’s Applied Oil Technology (AOT) can be used to reduce the energy and chemicals called Drag Reducing Agents (DRA) needed to extract crude oil and transport oil through pipelines. Current pipeline technology uses the chemical DRA process, or heating, to reduce crude oil viscosity to make it flow through a pipeline. DRA and heating are both expensive and less efficient processes. STWA’s Applied Oil Technology (AOT) can reduce the viscosity of crude oil rapidly with as little as 0.01 kW-h of electrical power, potentially eliminating or supplementing the need for the expensive DRA or heating of the oil. This energy and cost-saving effect has sparked the interest of one of the largest oil producers in the world, with whom we have executed an NDA. AOT technology has already been presented to decision makers at this company in early January, and an invitation has been extended to deploy our device on their test pipeline in the near future. The company is past preliminary discussions and is currently working on the details of the development stage of this deployment.

In late January, we also exhibited Applied Oil Technology (AOT) at the Pipe Tech Americas Summit in Houston, TX. There we had the opportunity to brief fifteen major pipeline companies with multinational operations on the dramatic savings our AOT can bring to transportation of oil in pipelines. We are following up with these contacts and developing the enormous potential market for pipeline services technology.

Save the World Air, Inc. 735 State Street, Suite 500 Santa Barbara, CA 93101 tel. +1(877)USA-STWA fax. +1(805)845-4377 www.stwa.com

As you may know, the U.S. Navy has stated publicly that their goal is to reduce diesel fuel consumption by 15% by the year 2015. The application of Elektra technology could be a key to the Navy achieving this goal and become a cornerstone of fundamental change in maritime fuel delivery systems. We are in communication with groups within the U.S. Navy working on these projects. On February 23, 2010, we will be exhibiting at the American Society of Naval Engineers Energy Futures Symposium 2010 in Washington, DC. This will be an opportunity for our company to coordinate with all of our various contacts within the U.S. Navy regarding the potential application of our fuel-saving Elektra technology.

Dr. Rongjia Tao, the co-developer of our technologies, first released his peer-reviewed results showing that Elektra and AOT could significantly reduce viscosities of diesel fuel and crude oil in the Energy and Fuels journal in 2008. In late 2008 and early 2009, the Company moved from the laboratory directly to dynamometer testing on a small diesel engine. In October 2009, STWA released a video showing this repeatable demonstration of our technology reducing the viscosity of API-21 crude oil by 13% on demand.

In the coming year, on August 16-20, 2010, STWA will be exhibiting at the 12th International Conference on Electrorheological (ER) Fluids and Magnetorheological (MR) Suspensions being held in Philadelphia, PA. Our very own Dr. Tao, who is also a Professor and Department Chair of Temple University’s Physics Department, will be the Chairperson of this conference, further highlighting STWA as a key leader in an emerging field.

In 2010, we have a two pronged product development plan:

››
First, we are actively seeking development partnerships with large organizations that stand to benefit from reduction in diesel fuel costs, and reductions in oil transportation costs. The next major step towards releasing a commercial product is to secure strategic partners that can create commercial prototypes, develop and manufacture the product and market ELEKTRA and related products. In order to accelerate this process, we continue to move the product development process forward, so the potential strategic partners will see the shortest possible time-to-market. We are in discussions with several such potential strategic partners.

››
Second, we are continuing to document and prove the science behind our fundamental change in fuel delivery technology in a step-by-step repeatable process. Fuel injectors in diesel engines turn diesel fuel into a mist. This fuel mist combusts more efficiently than fuel in liquid form. Our technologies improve combustion efficiency by reducing the size of the fuel droplets, creating more contact area between fuel and oxygen. We published these results in 2008, but in practice, we are finding that our potential partners need to be able to see this in action before getting the ball rolling. To this end, in the first part of this year, we are working on recreating the fuel droplet test that Dr. Tao did in 2008 and recording this on video in a repeatable manner.

Save the World Air, Inc. 735 State Street, Suite 500 Santa Barbara, CA 93101 tel. +1(877)USA-STWA fax. +1(805)845-4377 www.stwa.com

To summarize, securing strategic partners to help STWA commercialize our technologies is a key focus for the company. So far in 2010, we are already seeing strong traction towards this end. Dr. Tao has worked with engineers at one of the largest oil producers in the world, with whom we have executed an NDA, to design a prototype of the AOT technology to be installed on a production pipeline and we have additional leads in this space from our attendance at the Pipe Tech Americas Summit. Additionally, we are in talks with partners that have the ability to develop, produce and market the ELEKTRA product line for the market that we estimate to be over 2.1 million diesel trucks as well as many other diesel powered engines in the market. Positive developments along these lines could greatly increase the value of your company and move STWA dramatically forward in terms of corporate visibility.

We look forward to rewarding you for your vision and investment by continuing to build shareholder value.

I thank you for your continued support of our efforts and our company.

Warmest Regards,

Cecil Bond Kyte
Chairman and CEO

Forward-Looking Statement:
This letter to shareholders contains information that constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from any future results described within the forward-looking statements. Risk factors that could contribute to such differences include those matters more fully disclosed in the Company's reports filed with the Securities and Exchange Commission. The forward-looking information provided herein represents the Company's estimates as of the date of the press release, and subsequent events and developments may cause the Company's estimates to change. The Company specifically disclaims any obligation to update the forward-looking information in the future. Therefore, this forward-looking information should not be relied upon as representing the Company's estimates of its future financial performance as of any date subsequent to the date of this press release. Shareholders should also be advised to refer to and to read the Company’s SEC filings available on the Company’s website at http://www.stwa.com/investor.html together with the letter, and that the letter is qualified by statements made in the SEC filings.